Exhibit 23.18

CONSENT OF FRANK A. DAVIESS

The undersigned hereby consents to:

(i) the filing of the written disclosure regarding the technical report entitled "NI 43-101 Technical Report on Resources Wate Uranium Breccia Pipe - Northern Arizona, USA" dated March 10, 2015 (the "Technical Disclosure"), contained in the Annual Report on Form 10-K for the period ended December 31, 2020 (the "10-K") of Energy Fuels Inc. (the "Company") being filed with the United States Securities and Exchange Commission;

(ii) the incorporation by reference of such Technical Disclosure in the 10-K into the Company's Form S-3 Registration Statements (File Nos. 333-253666, 333-226878 and 333-228158), and any amendments thereto (the "S-3s");

(iii) the incorporation by reference of such Technical Disclosure in the 10-K into the Company's Form S-8 Registration Statements (File Nos. 333-217098, 333-205182, 333-194900 and 333-226654), and any amendments thereto (the "S-8s"); and

(iv) the use of my name in the 10-K, the S-3s, and the S-8s.

/s/ Frank A. Daviess
Frank A. Daviess

Date: March 22, 2021